UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019 (June 3, 2019)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 315
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 27, 2019, each of MG Cleaners LLC (“MG”), Trinity Services LLC (“Trinity”) and Jake Oilfield Solutions LLC (“Jake”), each of which is a wholly-owned subsidiary of the Company, entered into separate revolving accounts receivable financing facilities (collectively the “AR Facility”) with Catalyst Finance L.P. (“Catalyst”). The AR Facility replaces the accounts receivable financing facility between the Company and Crestmark Bank. The AR Facility provides for the Company, through MG, Trinity and Jake, to have access to up to 90% of the net amount of eligible receivables (as defined in the financing agreement). The AR Facility is paid for by the assignment of the accounts receivable of each of MG, Trinity and Jake to Catalyst and is secured by all instruments and proceeds related thereto. The AR Facility has an interest rate of 2.25% in excess of the prime rate reported by the Wall Street Journal per annum, plus a financing fee equal to .20% of the receivable balance every 15 days, with a maximum cumulative rate of 1.6%.   There are no origination fees, monitoring or early termination fees. The AR Facility can be terminated by the Company with thirty days written notice. The Company is a guarantor of the financing facility and our subsidiaries as borrowers have cross-collateralized their accounts receivable with this facility.

The AR Facility does not restrict the Company’s ability to finance its operations through the sale of its equity securities.

The summary of the AR Facility set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the documents, copies of which are being filed with this Current Report on Form 8-K/A as Exhibits 10.8, 10.9 and 10.10, and is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 2019 we entered into an Agreement and Plan of Share Exchange dated as of such date (the “Exchange Agreement”) with Trinity Services LLC, a Louisiana limited liability company (“Trinity”) and the sole member of Trinity (the “Trinity Member”). On June 26, 2019, we completed the closing of the acquisition of Trinity (“Closing Date”).

It was previously announced that in connection with the execution of the Exchange Agreement, Trinity entered into a $1,000,000 loan and security agreement with the owner of Trinity as a line of credit against the Trinity accounts receivable, however, prior to the closing we agreed with the seller to terminate the loan and security agreement and entered into the agreement with Catalyst set forth in Item 1.01 above.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 8, 2019, the Company issued a press release to disclose the untimely passing of Mr. John Boylan, a director of the Company. In the press release the Company stated in part: “John was a friend and a colleague and we are deeply saddened by his passing,” said Matt Flemming, CEO of SMG Industries, Inc. “He was always gracious with his time, support and experience sharing. We will be continually grateful for John’s dedication, guidance and leadership as a member of the SMG Industries Board of Directors. Our thoughts and prayers are with his family.”

ITEM 7.01	REGULATION FD DISCLOSURE

SMG Industries Inc. (the “Registrant”) issued a press release on June 27, 2019, pursuant to which it disclosed its completion of the acquisition of all of the membership interests of Trinity Services LLC. A copy of the press release is attached hereto as Exhibit 99.1 and will be made available in the “Investor Relations” section on the Registrant's website, at http://www.smgindustries.com.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. SMG Industries Inc. intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after June 7, 2019.

(b)	Pro Forma Financial Information. SMG Industries Inc. intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after June 7, 2019.

(c)	Not Applicable.

(d)	Exhibit 10.8	Purchase and Sale Agreement entered into by and between Catalyst Finance LP and MG Cleaners LLC dated June 27, 2019

Exhibit 10.9	Purchase and Sale Agreement entered into by and between Catalyst Finance LP and Trinity Services LLC dated June 27, 2019
Exhibit 10.10	Purchase and Sale Agreement entered into by and between Catalyst Finance LP and Jake Oilfield Solutions LLC dated June 27, 2019
Exhibit 99.1	Press release dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2019	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President